                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT:  April 4, 2000

             (Date of earliest event reported)  March 29, 2000

                      DOBSON COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

         OKLAHOMA                    333-23769              73-1110531
(State or other jurisdiction        (Commission            IRS Employer
     of incorporation)              File Number)        Identification No.)

13439 NORTH BROADWAY EXTENSION, SUITE 200
         OKLAHOMA CITY, OKLAHOMA                               73114
 (Address of principal executive offices)                    (Zip Code)

                                   (405) 529-8500
                 (Registrant's telephone number, including area code)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS


On March 29, 2000, Dobson Communications Corporation ("Dobson") declared an in-kind dividend on its outstanding 12 1/4% Senior Exchangeable Preferred Stock ("12 1/4% Preferred Stock"). Holders of shares of the 12 1/4% Preferred Stock will receive 0.03105 additional shares of 12 1/4% Preferred Stock for each share held on the record date. The dividend, which covers the period January 15, 2000 through April 14, 2000, is payable on April 15, 2000 to holders of record at the close of business on April 1, 2000.

On March 30, 2000, Dobson announced that Craig T. Sheetz left Dobson on March 24, 2000 to become the Chief Financial Officer for Logix Communications Enterprises, Inc., a former subsidiary of Dobson. Mr. Sheetz had been the Executive Vice President and Chief Operating Officer of Dobson since December 1998. Dobson further announced that Ed Evans, President of Dobson, will assume the duties of Chief Operating Officer for the company.

(c) Exhibits

         The following exhibit is filed as a part of this report:


Exhibit
  No.           Description                     Method of Filing
--------        -----------                     ----------------
  99.1          Press Release of the Company,        (1)
                dated March 29, 2000

  99.2          Press Release of the Company,
                dated March 30, 2000                 (1)


  (1) Filed herewith.

                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 4, 2000                    Dobson Communications Corporation
                                        (Registrant)


                                        By /s/ Trent LeForce
                                           ----------------------
                                           Trent LeForce
                                           Assistant Secretary